As filed with the Securities and Exchange Commission on June 26, 2002

Registration No. 333-57933

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0654102

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1600 North Desert Drive
Tempe, Arizona 85281

(Address of Principal Executive Offices)(Zip Code)

THREE-FIVE SYSTEMS, INC.
401(k) PROFIT SHARING PLAN

(Full Title of the Plan)

Jeffrey D. Buchanan
Executive Vice-President and Chief Financial Officer
Three-Five Systems, Inc.
1600 North Desert Drive, Tempe, Arizona 85282
(602) 389-8600

(Name, Address Including Zip Code, and
Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert S. Kant
Brian H. Blaney
Redfield T. Baum, Jr.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

         Three-Five Systems, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Company’s last annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above;

(c)	The description of the Company’s Capital Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-4373) filed with the Commission on December 21, 1994 and declared effective on December 28, 1994;

(d)	The Form 11-K filed by Three-Five Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”), on July 3, 2001; and

(e)	All other reports filed by the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referenced to in (d) above.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document.

Item 8. Exhibits

Exhibit Number	Exhibit

5	Opinion and consent of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.*

10.z	401(k) Profit Sharing Plan.*

23.1	Consent of independent public accountants – Arthur Andersen LLP*

23.2	Consent of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., is contained in Exhibit 5.*

24	Power of Attorney.*

*	Previously filed

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, state of Arizona, on this 21st day of June, 2002.

THREE-FIVE SYSTEMS, INC.

By:	/s/ Jeffrey D. Buchanan

Jeffrey D. Buchanan Executive Vice President; Chief Financial Officer; Secretary; and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack L. Saltich Jack L. Saltich	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 21, 2002

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Executive Vice President; Chief Financial Officer; Secretary; Treasurer; and Director (Principal Financial Officer)	June 21, 2002

/s/ Robert T. Berube Robert T. Berube	Corporate Controller (Principal Accounting Officer)	June 21, 2002

/s/ David C. Malmberg David C. Malmberg	Chairman of the Board	June 21, 2002

/s/ Kenneth M. Julien Kenneth M. Julien	Director	June 21, 2002

/s/ Thomas H. Werner Thomas H. Werner	Director	June 21, 2002

/s/ David P. Chavoustie David P. Chavoustie	Director	June 21, 2002

/s/ Murray Goldman Murray Goldman	Director	June 21, 2002

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